Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. REPORTS RESULTS

FOR THE THIRD QUARTER 2019

-  Net revenue growth of 10%, excluding political sales -

MIAMI, FLORIDA, November 14, 2019 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (OTCQB: SBSAA) today reported financial results for the three- and nine- months ended September 30, 2019.

Financial Highlights

(in thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2019	2018	Change	2019	2018	Change
Net revenue:
Radio	$32,493	$30,255	7%	$99,564	$90,785	10%
Television	3,768	3,783	(0%)	10,983	11,939	(8%)
Consolidated	$36,261	$34,038	7%	$110,547	$102,724	8%
Adjusted OIBDA*:
Radio	$13,027	$11,761	11%	$38,573	$37,541	3%
Television	620	1,465	(58%)	1,109	3,300	(66%)
Corporate	(2,959)	(2,126)	(39%)	(8,501)	(8,136)	(4%)
Consolidated	$10,688	$11,100	(4%)	$31,181	$32,705	(5%)
Adjusted OIBDA Margins*:
Radio	40%	39%		39%	41%
Television	16%	39%		10%	28%
Consolidated	29%	33%		28%	32%

Financial Highlights Excluding Political*

(in thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2019	2018	Change	2019	2018	Change
Net revenue excluding political*:
Radio	$32,457	$29,504	10%	$99,253	$89,473	11%
Television	3,747	3,274	14%	10,947	11,145	(2%)
Consolidated	$36,204	$32,778	10%	$110,200	$100,618	10%
Adjusted OIBDA excluding political*:
Radio	$12,994	$11,070	17%	$38,287	$36,334	5%
Television	601	997	(40%)	1,076	2,570	(58%)
Corporate	(2,959)	(2,126)	(39%)	(8,501)	(8,136)	(4%)
Consolidated	$10,636	$9,941	7%	$30,862	$30,768	0%

* Please refer to the Non-GAAP Financial Measures section for a definition of Adjusted OIBDA and a reconciliation from net revenue excluding political, Adjusted OIBDA and Adjusted OIBDA excluding political to the most directly comparable GAAP financial measure.

Discussion and Results

“During the third-quarter, our 10% revenue growth, excluding political, was once again at or near the top of the announced results for the radio industry,” commented Raúl Alarcón, Chairman and CEO.

“Our strong revenue growth and cost-controls helped drive our 40% radio adjusted OIBDA margins in the quarter, which were likewise among the highest in the radio industry.”

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“Our operating momentum continues, delivering consistent ratings and audience growth for our brands, including 4 out of the 6 most-listened-to Hispanic stations in the nation, the Top 2 stations among Hispanic millennials and the global leader in Spanish-language radio, WSKQ-FM in New York City.”

“In addition, we have successfully transitioned our core audio expertise into the digital sector with our LaMusica platform, which was recently ranked the #1 Hispanic music streaming and radio site with strong growth across all our digital media metrics. Our Aire radio network is on track to achieve one of the best years in its history and our experiential platform continues to produce successful Tier A live events in all of our major markets.”

“Looking to Q4 and fiscal year 2019, we remain confident as to what we believe will be, by all indications, an exceptional operating performance that will extend into 2020.”

Three Months Ended Results

For the three months ended September 30, 2019, consolidated net revenue totaled $36.3 million compared to $34.0 million for the same prior year period, resulting in an increase of 7%.  Our radio segment net revenue increased 7% due to increases in local, digital, special events, network and barter sales which were partially offset by a decrease in national sales.  Our television segment net revenue remained flat, due to the increase in local sales which were offset by decreases in national sales and hurricane related insurance proceeds for business interruption in Puerto Rico. Consolidated net revenue excluding political, a non-GAAP measure, totaled $36.2 million compared to $32.8 million for the same prior year period, resulting in an increase of 10%.

Consolidated Adjusted OIBDA, a non-GAAP measure, totaled $10.7 million compared to $11.1 million for the same prior year period, representing a decrease of $0.4 million or 4%. Our radio segment Adjusted OIBDA increased 11%, primarily due to the increase in net revenue of approximately $2.2 million partially offset by an increase in operating expenses of $1.0 million.  Radio station operating expenses increased mainly due to increases in special events expenses, compensation, bonus and transmitter related expenses, which were partially offset by decreases in barter and advertising expenses.  Our television segment Adjusted OIBDA decreased approximately $0.8 million, due to an increase in operating expenses of approximately $0.8 million. Television station operating expenses increased primarily due to increases in originally produced content production costs and barter expenses.  Our corporate expenses, excluding non-cash stock-based compensation, increased $0.8 million or 39%, mostly due to an increase in bonus compensation. Consolidated Adjusted OIBDA excluding political, a non-GAAP measure, totaled $10.6 million compared to $9.9 million for the same prior year period, representing an increase of 7%.

Operating income totaled $7.7 million compared to $20.6 million for the same prior year period, representing a decrease of approximately $12.9 million or 62%.  This decrease in operating income was primarily due to the prior year recognition of the gain on sale of our former New York facility.

Nine Months Ended Results

For the nine months ended September 30, 2019, consolidated net revenue totaled $110.5 million compared to $102.7 million for the same prior year period, resulting in an increase of 8%.  Our radio segment net revenue increased $8.8 million or 10% due to increases in special events revenue and local, barter, network, and digital sales.  Our television segment net revenue decreased by $1.0 million or 8%, due to decreases in special events revenue, subscriber fees and hurricane related insurance proceeds from business interruption in Puerto Rico which were offset by increases in local and barter sales. Consolidated net revenue excluding political, a non-GAAP measure, totaled $110.2 million compared to $100.6 million for the same prior year period, resulting in an increase of $9.6 million or 10%.

Consolidated Adjusted OIBDA, a non-GAAP measure, totaled $31.2 million compared to $32.7 million for the same prior year period, resulting in a decrease of $1.5 million or 5%.  Our radio segment Adjusted OIBDA increased 3%, primarily due to the increase in net revenue of $8.8 million which was partially offset by the increase in operating expense of approximately $7.8 million.  Radio station operating expenses increased mainly due to the absence of a prior year positive impact of legal settlements in addition to increases in special events, compensation, barter, commissions, advertising, allowance for doubtful accounts and facilities expenses, which were partially offset by decreases in professional fees, promotions, office and equipment expenses and an increase in programming tax credits.  Our television segment Adjusted OIBDA decreased $2.2 million or 66%, due to the increase in operating expenses of $1.2 million and the decrease in net revenue of $1.0 million.  Television station operating expenses increased primarily due to increases in originally produced content production costs, barter, commissions and facilities expenses which were partially offset by a decrease in special events expenses and an increase in programming tax credits.  Our corporate expenses, excluding non-cash stock-based compensation, increased approximately 4% primarily due to increases in compensation, insurance and travel related

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expenses partially offset by a decrease in professional fees. Consolidated Adjusted OIBDA excluding political, a non-GAAP measure, totaled $30.9 million compared to $30.8 million for the same prior year period, representing an increase of $0.1 million or less than 1%.

Operating income totaled $21.3 million compared to $37.3 million for the same prior year period, representing a decrease of $16.0 million or 43%.  This decrease in operating income was primarily due to the prior year recognition of gain on sale of our former New York facility and the current year increases in operating and corporate expenses, executive severance expenses and recapitalization costs, partially offset by an increase in net revenue and not recognizing an impairment charge in the current period.

Third Quarter 2019 Conference Call

We will host a conference call to discuss our third quarter 2019 financial results on Monday, November 18, 2019 at 4:00 p.m. Eastern Time.  To access the teleconference, please call 412-317-5441 ten minutes prior to the start time.

If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Monday, December 2, 2019 which can be accessed by dialing 877-344-7529 (U.S) or 412-317-0088 (Int’l), passcode: 10136625

There will also be a live webcast of the teleconference, located on the investor portion of our corporate Web site, at http://www.spanishbroadcasting.com/webcasts-presentations. A seven day archived replay of the webcast will also be available at that link.

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. (SBS) owns and operates radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Tropical, Regional Mexican, Spanish Adult Contemporary, Top 40 and Urbano format genres. SBS also operates AIRE Radio Networks, a national radio platform of over 275 affiliated stations reaching 95% of the U.S. Hispanic audience.  SBS also owns MegaTV, a network television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico, produces a nationwide roster of live concerts and events, and owns a stable of digital properties, including La Musica, a mobile app providing Latino-focused audio and video streaming content and HitzMaker, a new-talent destination for aspiring artists. For more information, visit us online at www.spanishbroadcasting.com.

Forward Looking Statements

This press release contains certain forward-looking statements.  These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release.  Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations.  “Forward-looking” statements, as such term is defined by the Securities Exchange Commission in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, our recapitalization plan, growth and acquisition strategies, investments and future operational plans.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.  These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, those identified in our reports filed with the Securities and Exchange Commission including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.  All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

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(Financial Tables Follow)

Contacts:
Analysts and Investors	Analysts, Investors or Media
José I. Molina	Brad Edwards
Chief Financial Officer	The Plunkett Group
(305) 441-6901	(212) 739-6740

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Below are the Unaudited Condensed Consolidated Statements of Operations for the Three- and Nine- Months Ended September 30, 2019 and 2018.

	Three Months Ended September 30,		Nine Months Ended September 30,
Amounts in thousands, except per share amounts	2019	2018	2019	2018

Net revenue	$36,261	$34,038	$110,547	$102,724
Station operating expenses	22,614	20,812	70,865	61,883
Corporate expenses	2,961	2,132	8,510	8,175
Depreciation and amortization	899	910	2,671	2,906
Loss (gain) on the disposal of assets, net	131	(12,671)	92	(12,721)
Recapitalization costs	1,915	2,286	5,289	4,727
Executive severance expenses	—	—	1,844	—
Impairment charges	—	—	—	483
Other operating loss (income)	1	—	(16)	—
Operating income	7,740	20,569	21,292	37,271
Interest expense, net	(7,807)	(7,748)	(23,419)	(24,013)
Dividends on Series B preferred stock classified as interest expense	(2,434)	(2,434)	(7,301)	(7,301)
(Loss) income before income tax (benefit) expense	(2,501)	10,387	(9,428)	5,957
Income tax (benefit) expense	(2,156)	1,722	(3,382)	2,659
Net (loss) income	$(345)	$8,665	$(6,046)	$3,298

Net (loss) income per common share:
Basic and diluted net (loss) income per common share:
Class A common stock	$(0.05)	$1.18	$(0.82)	$0.45
Class B common stock	$(0.05)	$1.18	$(0.82)	$0.45
Basic weighted average common shares outstanding:
Class A common stock	4,242	4,234	4,242	4,217
Class B common stock	2,340	2,340	2,340	2,340
Diluted weighted average common shares outstanding:
Class A common stock	4,242	4,243	4,242	4,217
Class B common stock	2,340	2,340	2,340	2,340

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Non-GAAP Financial Measures

Net revenue excluding political and Adjusted OIBDA excluding political are not measures of revenue, performance or liquidity determined in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States. Political sales and their effect are subject to political cycles and timing of campaigns; both have been excluded to allow for comparability between the periods.

Adjusted Operating Income (Loss) before Depreciation and Amortization, Gain (loss) on the Disposal of Assets, Recapitalization Costs, Executive Severance Expenses, Impairment Charges and Other Operating Income excluding non-cash stock-based compensation (“Adjusted OIBDA”) is not a measure of performance or liquidity determined in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States.  However, we believe that this measure is useful in evaluating our performance because it reflects a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions.  This measure is widely used in the broadcast industry to evaluate a company’s operating performance and is used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations.  However, this measure should not be considered in isolation or as a substitute for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP.  Adjusted OIBDA does not present station operating income as defined by our Indenture governing the Notes.  In addition, because Adjusted OIBDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

Included below are unaudited tables, in thousands, that reconcile Adjusted net revenue excluding political to net revenues for each segment and consolidated net revenue, and both Adjusted OIBDA excluding political and Adjusted OIBDA to operating income (loss) for each segment and consolidated operating income (loss), which are the most directly comparable GAAP financial measures.

	For the Three Months Ended September 30, 2019
	Consolidated	Radio	Television
Net revenue excluding political	$36,204	32,457	3,747
Addback: Political net revenue	57	36	21
Net revenue	$36,261	32,493	3,768

	For the Three Months Ended September 30, 2018
	Consolidated	Radio	Television
Net revenue excluding political	$32,778	29,504	3,274
Addback: Political net revenue	1,260	751	509
Net revenue	$34,038	30,255	3,783

	For the Nine Months Ended September 30, 2019
	Consolidated	Radio	Television
Net revenue excluding political	$110,200	99,253	10,947
Addback: Political net revenue	347	311	36
Net revenue	$110,547	99,564	10,983

	For the Nine Months Ended September 30, 2018
	Consolidated	Radio	Television
Net revenue excluding political	$100,618	89,473	11,145
Addback: Political net revenue	2,106	1,312	794
Net revenue	$102,724	90,785	11,939

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	For the Three Months Ended September 30, 2019
	Consolidated	Radio	Television	Corporate
Adjusted OIBDA excluding political	$10,636	12,994	601	(2,959)
Addback: Political sales effect	52	33	19	—
Adjusted OIBDA	$10,688	13,027	620	(2,959)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	2	—	—	2
Depreciation and amortization	899	400	447	52
Loss (gain) on the disposal of assets, net	131	(7)	138	—
Recapitalization costs	1,915	—	—	1,915
Other operating income	1	1	—	—
Operating Income (Loss)	$7,740	12,633	35	(4,928)

	For the Three Months Ended September 30, 2018
	Consolidated	Radio	Television	Corporate
Adjusted OIBDA excluding political	$9,941	11,070	997	(2,126)
Addback: Political sales effect	1,159	691	468	—
Adjusted OIBDA	$11,100	11,761	1,465	(2,126)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	6	—	—	6
Depreciation and amortization	910	420	432	58
Loss (gain) on the disposal of assets, net	(12,671)	(159)	29	(12,541)
Recapitalization costs	2,286	—	—	2,286
Other operating income	—	—	—	—
Operating Income (Loss)	$20,569	11,500	1,004	8,065

	For the Nine Months Ended September 30, 2019
	Consolidated	Radio	Television	Corporate
Adjusted OIBDA excluding political	$30,862	38,287	1,076	(8,501)
Addback: Political sales effect	319	286	33	—
Adjusted OIBDA	$31,181	38,573	1,109	(8,501)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	9	—	—	9
Depreciation and amortization	2,671	1,174	1,341	156
Loss (gain) on the disposal of assets, net	92	(46)	138	—
Recapitalization costs	5,289	—	—	5,289
Executive severance expenses	1,844	—	—	1,844
Other operating income	(16)	(16)	—	—
Operating Income (Loss)	$21,292	37,461	(370)	(15,799)

	For the Nine Months Ended September 30, 2018
	Consolidated	Radio	Television	Corporate
Adjusted OIBDA excluding political	$30,768	36,334	2,570	(8,136)
Addback: Political sales effect	1,937	1,207	730	—
Adjusted OIBDA	$32,705	37,541	3,300	(8,136)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	39	—	—	39
Depreciation and amortization	2,906	1,256	1,473	177
Loss (gain) on the disposal of assets, net	(12,721)	(171)	(9)	(12,541)
Recapitalization costs	4,727	—	—	4,727
Impairment charges	483	—	483	—
Other operating income	—	—	—	—
Operating Income (Loss)	$37,271	36,456	1,353	(538)

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Unaudited Segment Data

We have two reportable segments: radio and television.  The following summary table presents separate financial data for each of our operating segments:

	Three Months Ended September 30,		Nine Months Ended September 30,
Amounts in thousands	2019	2018	2019	2018

Net revenue:
Radio	$32,493	$30,255	$99,564	$90,785
Television	3,768	3,783	10,983	11,939
Consolidated	$36,261	$34,038	$110,547	$102,724
Engineering and programming expenses:
Radio	$5,688	$5,303	$16,370	$16,016
Television	1,582	1,065	4,987	3,409
Consolidated	$7,270	$6,368	$21,357	$19,425
Selling, general and administrative expenses:
Radio	$13,778	$13,191	$44,621	$37,228
Television	1,566	1,253	4,887	5,230
Consolidated	$15,344	$14,444	$49,508	$42,458
Corporate expenses:	$2,961	$2,132	$8,510	$8,175
Depreciation and amortization:
Radio	$400	$420	$1,174	$1,256
Television	447	432	1,341	1,473
Corporate	52	58	156	177
Consolidated	$899	$910	$2,671	$2,906
Loss (gain) on the disposal of assets, net:
Radio	$(7)	$(159)	$(46)	$(171)
Television	138	29	138	(9)
Corporate	—	(12,541)	—	(12,541)
Consolidated	$131	$(12,671)	$92	$(12,721)
Recapitalization costs:
Radio	$—	$—	$—	$—
Television	—	—	—	—
Corporate	1,915	2,286	5,289	4,727
Consolidated	$1,915	$2,286	$5,289	$4,727
Executive severance expenses:
Radio	$—	$—	$—	$—
Television	—	—	—	—
Corporate	—	—	1,844	—
Consolidated	$—	$—	$1,844	$—
Impairment charges:
Radio	$—	$—	$—	$—
Television	—	—	—	483
Corporate	—	—	—	—
Consolidated	$—	$—	$—	$483
Other operating loss (income):
Radio	$1	$—	$(16)	$—
Television	—	—	—	—
Corporate	—	—	—	—
Consolidated	$1	$—	$(16)	$—
Operating income (loss):
Radio	$12,633	$11,500	$37,461	$36,456
Television	35	1,004	(370)	1,353
Corporate	(4,928)	8,065	(15,799)	(538)
Consolidated	$7,740	$20,569	$21,292	$37,271